                                                                    Exhibit 16.1

September 5, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by FalconStor Software,  Inc. (formerly Network
Peripherals  Inc.) (copy  attached),  which we understand will be filed with the
Commission,  pursuant  to Item 4 of Form 8-K as part of the  Company's  Form 8-K report dated August 22, 2001. We agree with the  statements  concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP